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                                                                     EXHIBIT 4.1

                             COMPENSATION AGREEMENT
                             ----------------------



          THIS COMPENSATION AGREEMENT (this "Agreement"), dated as of January 27, 1997, by and between and VIEW TECH, INC., a California corporation ("Company"), and HOWARD J. KERN ("Kern").

                                   WITNESSETH

          A. Kern provides legal services to the Company and the Company wishes to reward Kern for such legal services.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

          1. Kern is hereby granted an option to purchase 25,000 shares of the Company's Common Stock (the "Stock") upon the terms and conditions set forth in the Engagement Letter dated June 7, 1996.

          2. Company and Kern acknowledge and agree that the Stock was granted as compensation for services and not for any capital-raising purposes or in connection with any capital-raising activities.

          3. This agreement is intended to constitute a written compensation contract within the meaning of Rule 701 of the Securities Act of 1933, as amended.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.


/s/ Howard J. Kern                        VIEW TECH, INC.
----------------------                    A CALIFORNIA CORPORATION
Howard J. Kern

                                          By:  /s/ Robert G. Hatfield
                                              ----------------------------
                                          Name:  Robert G. Hatfield
                                                --------------------------

                                          Title:  Chief Executive Officer
                                                 -------------------------